UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2014

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 29, 2014, Energy Transfer Partners, L.P. (“ETP”) completed the acquisition of Susser Holdings Corporation, a Delaware corporation (“Susser”), pursuant to the terms of the Agreement and Plan of Merger, dated as of April 27, 2014 (the “Merger Agreement”), by and among ETP, Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP (“ETP GP”), Drive Acquisition Corporation, a wholly owned subsidiary of ETP (“Merger Sub”), Heritage Holdings, Inc., a Delaware corporation and wholly owned subsidiary of ETP (“HHI”) and, for certain limited purposes set forth in the Merger Agreement, Energy Transfer Equity, L.P., the indirect parent of ETP GP and ETP (“ETE”). Under the terms of the Merger Agreement, Merger Sub merged with and into Susser (the “Merger”), with Susser surviving the Merger.

At the effective time of the Merger on August 29, 2014 (the “Effective Time”), each share of Susser’s common stock issued and outstanding immediately prior to the Effective Time (other than shares held by Susser in treasury, dissenting shares and shares held directly by ETP or Merger Sub and other than shares held by subsidiaries of the parties) was converted into the right to receive $40.125 in cash and 0.7253 of an ETP common unit (the “Standard Mix of Consideration”). In lieu of receiving the Standard Mix of Consideration, Susser stockholders could instead elect to receive, for each Susser common share, either (i) $80.25 in cash (the “Cash Consideration”) or (ii) 1.4506 ETP common units (the “Unit Consideration”); provided that the Cash Consideration and the Unit Consideration were each subject to proration to ensure that the aggregate amount of cash paid and the aggregate number of ETP common units issued in the Merger was the same that would be paid and issued if each share of Susser’s common stock had been converted into the Standard Mix of Consideration.

The election deadline for the merger consideration was August 25, 2014 and the notice of guaranteed delivery deadline was August 28, 2014. Based on the final results of the merger consideration elections and the terms of the Merger Agreement:

•	holders of approximately 7% of Susser’s outstanding shares, or approximately 1,477,710 shares, elected and will receive the Standard Mix of Consideration;

•	holders of approximately 1% of Susser’s outstanding shares, or approximately 264,536 shares, elected the Cash Consideration;

•	holders of approximately 79% of Susser’s outstanding shares, or approximately 17,183,117 shares, elected and will receive the Unit Consideration; however, because the Unit Consideration was oversubscribed, such holders will receive $39.51 in cash and 0.7365 of an ETP Common Unit; and

•	holders of approximately 13% of Susser’s outstanding shares, or approximately 2,869,212 shares, did not make a valid election or did not deliver a valid election form prior to the election deadline and, therefore are deemed to have elected and will receive the Standard Mix of Consideration.

No fractional ETP common units will be issued in the Merger, and Susser’s stockholders will receive cash in lieu of fractional ETP common units. The total consideration to be paid in cash will be approximately $875 million and the total consideration to be paid in equity will be approximately 15,807,605 ETP common units.

Immediately prior to the closing of the Merger, (1) ETP made a loan (the “HHI Loan”) to HHI, in an amount equal to $1.2 billion (the amount of cash sufficient to effect the delivery of the consideration for the Merger to the holders of Susser common stock in accordance with the applicable terms and provisions of the Merger Agreement plus amounts necessary, as agreed by ETP and HHI, to pay certain transaction expenses and refinance a portion of the outstanding indebtedness of Susser at closing), (2) HHI contributed to Merger Sub approximately $875 million in exchange for 50% of the issued and outstanding capital stock of Merger Sub and (3) ETP held for delivery to the exchange agent on Merger Sub’s behalf at the Effective Time the number of ETP common units issuable at closing, in continuation of its ownership of 50% of the issued and outstanding capital stock of Merger Sub.

As a result of the Merger, ETP owns an indirect 100% equity interest in Susser and the general partner interest, incentive distribution rights and a 50.2% limited partner interest in Susser Petroleum Partners LP. ETE owns, directly or indirectly, (i) approximately 30.8 million ETP common units, (ii) approximately 50.2 million Class H units of ETP, which track 50% of the underlying economics of the general partner interest and incentive distribution rights of Sunoco Logistics Partners L.P. and (iii) all of the outstanding equity interests in the general partner of ETP and, through such ownership, all of the incentive distribution rights in ETP.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by ETP with the Securities and Exchange Commission on April 28, 2014 and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2014, ETP’s general partner adopted Amendment No. 8 to the Second Amended and Restated Agreement of Limited Partnership of ETP, dated as of July 28, 2009 (the “LP Agreement Amendment”). Pursuant to the terms of the LP Agreement Amendment, ETP’s general partner (which is a wholly owned subsidiary of ETE) will relinquish its rights to $350 million in distributions it would otherwise be entitled to receive with respect to its incentive distribution rights in ETP for 40 consecutive quarters, commencing with the fiscal quarter beginning on July 1, 2014.

The above description of the LP Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the LP Agreement Amendment, which is attached as Exhibit 3.1 hereto.

Item 7.01.	Regulation FD Disclosure.

On August 29, 2014, ETP and Susser issued a joint press release announcing the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1.

Forward Looking Statements

This Current Report on Form 8-K may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the transactions described above, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control, including the risk that the anticipated benefits from the Merger cannot be fully realized. An extensive list of factors that can affect future results are discussed in ETP’s Annual Report on Form 10-K for the year ended December 31, 2013 and other documents filed by ETP from time to time with the Securities and Exchange Commission (the “SEC”). ETP undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment No. 8 to Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., dated August 29, 2014.

99.1	Press release of Energy Transfer Partners, L.P. and Susser Holdings Corporation dated August 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

	By:	Energy Transfer Partners GP, L.P., its general partner

	By:	Energy Transfer Partners, L.L.C, its general partner

Date: August 29, 2014

/s/ Martin Salinas, Jr.
Martin Salinas, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 8 to Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., dated August 29, 2014.

99.1	Press release of Energy Transfer Partners, L.P. and Susser Holdings Corporation dated August 29, 2014.